From:    Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (investment community)
414-221-2592
colleen.henderson@wecenergygroup.com

Oct. 26, 2016

WEC Energy Group posts third-quarter results

MILWAUKEE - WEC Energy Group Inc. (NYSE: WEC) recorded net income based on generally accepted accounting principles (GAAP) of $217.0 million, or 68 cents per share, for the third quarter of 2016 compared with $182.5 million, or 58 cents per share, for the third quarter of 2015. WEC Energy Group was formed on June 29, 2015, when Wisconsin Energy completed the acquisition of Integrys.

WEC Energy Group's adjusted earnings per share for the third quarter, which exclude acquisition costs of one cent per share, increased 11 cents per share, from 58 cents in the third quarter of 2015 to 69 cents in the third quarter of 2016.

“Our results reflect the positive impact from the Integrys acquisition and warmer-than-normal weather in the third quarter," said Allen Leverett, president and chief executive officer. "This was the second-warmest third quarter in southeastern Wisconsin in the past 84 years."

Consolidated revenue totaled $1.7 billion for both the third quarter of 2016 and 2015. The financial results of Integrys were included in both quarters.

At the end of September, WEC Energy Group's utilities were serving approximately 38,000 more customers than the same time a year ago. Wisconsin utilities added about 7,000 more electric customers and nearly 13,000 more natural gas customers in the past year. The company's natural gas utilities in Illinois, Michigan, and Minnesota are serving approximately 18,000 more customers compared to a year ago.

Retail deliveries of electricity for Wisconsin Electric Power Co. and Wisconsin Public Service Corp. - excluding the iron ore mines in Michigan’s Upper Peninsula - increased 4.1 percent from last year's third quarter. Residential use of electricity was up 8.1 percent. Consumption of electricity by small commercial and industrial customers increased 3.6 percent.

Electricity use by large commercial and industrial customers - excluding the iron ore mines - increased 0.8 percent.

On a weather-normal basis, retail deliveries of electricity - excluding the iron ore mines - were flat, quarter over quarter.

	Net income
	(millions)
	2016 Q3	2015 Q3
WEC Energy Group GAAP	$217.0	$182.5
Acquisition costs - pre-tax	$3.5	$6.1
Tax impact	($1.4)	($3.6)
WEC Energy Group adjusted net income	$219.1	$185.0

	Earnings per share
	2016 Q3	2015 Q3
WEC Energy Group GAAP	$0.68	$0.58
Acquisition costs	$0.01	—
WEC Energy Group adjusted EPS	$0.69	$0.58

Diluted average shares outstanding (millions)	316.9	317.1

For the first nine months of 2016, WEC Energy Group recorded net income based on GAAP of $744.6 million, or $2.35 per share, compared to $459.2 million, or $1.78 per share, for the first nine months of 2015.

WEC Energy Group's adjusted earnings per share for the first nine months, which exclude acquisition costs, increased 33 cents per share, from $2.03 for the first nine months of 2015 to $2.36 for the first nine months of 2016.

	Net income
	(millions)
	2016 YTD	2015 YTD*
Legacy Wisconsin Energy (Including acquisition costs)	$479.5	$413.5
Interest on acquisition financing and purchase accounting	($6.7)	($3.7)
Integrys	$271.8	$49.4
WEC Energy Group GAAP	$744.6	$459.2
Acquisition costs - pre-tax	$3.5	$79.8
Tax impact	($1.4)	($16.1)
WEC Energy Group adjusted net income	$746.7	$522.9

	Earnings per share
	2016 YTD	2015 YTD*
WEC Energy Group GAAP	$2.35	$1.78
Acquisition costs	$0.01	$0.25
WEC Energy Group adjusted EPS	$2.36	$2.03

Diluted average shares outstanding (millions)	317.0	257.8

*2015 YTD results include only one quarter of combined company earnings.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1:30 p.m. Central time on Wednesday, Oct. 26. The call will review 2016 third-quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and general public, are invited to listen. The conference call may be accessed by dialing 866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 86199017.

Access also may be gained through the company's website (wecenergygroup.com). Select ‘Third Quarter Earnings Release and Conference Call’ and then select ‘Webcast’. In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its third-quarter performance. The materials will be available at 6:30 a.m. Central time on Wednesday, Oct. 26.

Replay

A replay will be available on the website and by phone after the call. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Nov. 9, 2016. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 86199017.

Non-GAAP earnings measures

We have provided adjusted earnings (non-GAAP earnings) in this press release as a complement to, and not as an alternative to, reported earnings presented in accordance with GAAP. The adjusted earnings exclude costs related to the acquisition of Integrys, which are not indicative of the company's operating performance. Therefore, we believe that the presentation of adjusted earnings is relevant and useful to investors to understand WEC Energy Group's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.4 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities and Minnesota Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com), a component of the S&P 500, has approximately $29 billion of assets, 8,500 employees and 55,000 stockholders of record.

Tables follow

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions, except per share amounts)	2016	2015	2016	2015
Operating revenues	$1,712.5	$1,698.7	$5,509.3	$4,077.8

Operating expenses
Cost of sales	554.7	590.6	1,901.9	1,557.5
Other operation and maintenance	517.5	535.9	1,571.0	1,153.6
Depreciation and amortization	191.6	176.5	569.5	382.6
Property and revenue taxes	49.7	50.0	146.5	113.8
Total operating expenses	1,313.5	1,353.0	4,188.9	3,207.5

Operating income	399.0	345.7	1,320.4	870.3

Equity in earnings of transmission affiliate	38.3	40.0	107.7	70.4
Other income, net	7.5	11.1	72.6	40.2
Interest expense	99.1	103.2	300.1	224.4
Other expense	(53.3)	(52.1)	(119.8)	(113.8)

Income before income taxes	345.7	293.6	1,200.6	756.5
Income tax expense	128.4	110.5	455.1	296.1
Net income	217.3	183.1	745.5	460.4

Preferred stock dividends of subsidiary	0.3	0.6	0.9	1.2
Net income attributed to common shareholders	$217.0	$182.5	$744.6	$459.2

Earnings per share
Basic	$0.69	$0.58	$2.36	$1.79
Diluted	$0.68	$0.58	$2.35	$1.78

Weighted average common shares outstanding
Basic	315.6	315.7	315.6	256.2
Diluted	316.9	317.1	317.0	257.8

Dividends per share of common stock	$0.4950	$—	$1.4850	$1.2854

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	September 30, 2016	December 31, 2015
Assets
Property, plant, and equipment
In service	$26,965.3	$26,249.5
Accumulated depreciation	(8,141.5)	(7,919.1)
	18,823.8	18,330.4
Construction work in progress	756.2	822.9
Leased facilities, net	32.2	36.4
Net property, plant, and equipment	19,612.2	19,189.7
Investments
Equity investment in transmission affiliate	1,453.1	1,380.9
Other	91.4	85.8
Total investments	1,544.5	1,466.7
Current assets
Cash and cash equivalents	25.0	49.8
Accounts receivable and unbilled revenues, net of reserves of $109.3 and $113.3, respectively	871.5	1,028.6
Materials, supplies, and inventories	654.3	687.0
Assets held for sale	—	96.8
Prepayments	217.4	285.8
Other	49.5	58.8
Total current assets	1,817.7	2,206.8
Deferred charges and other assets
Regulatory assets	3,004.6	3,064.6
Goodwill	3,046.2	3,023.5
Other	418.3	403.9
Total deferred charges and other assets	6,469.1	6,492.0
Total assets	$29,443.5	$29,355.2

Capitalization and liabilities
Capitalization
Common stock - $.01 par value; 325,000,000 shares authorized; 315,617,299 and 315,683,496 shares outstanding, respectively	$3.2	$3.2
Additional paid in capital	4,308.8	4,347.2
Retained earnings	4,575.8	4,299.8
Accumulated other comprehensive income	3.7	4.6
Preferred stock of subsidiary	30.4	30.4
Long-term debt	9,088.1	9,124.1
Total capitalization	18,010.0	17,809.3
Current liabilities
Current portion of long-term debt	89.4	157.7
Short-term debt	789.4	1,095.0
Accounts payable	663.5	815.4
Accrued payroll and benefits	127.8	169.7
Accrued interest	115.2	67.4
Other	240.2	403.8
Total current liabilities	2,025.5	2,709.0
Deferred credits and other liabilities
Regulatory liabilities	1,451.1	1,392.2
Deferred income taxes	5,067.0	4,622.3
Deferred revenue, net	569.5	579.4
Pension and OPEB obligations	545.1	543.1
Environmental remediation	608.3	628.2
Other	1,167.0	1,071.7
Total deferred credits and other liabilities	9,408.0	8,836.9

Commitments and contingencies

Total capitalization and liabilities	$29,443.5	$29,355.2

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Nine Months Ended
	September 30
(in millions)	2016	2015
Operating Activities
Net income	$745.5	$460.4
Reconciliation to cash provided by operating activities
Depreciation and amortization	581.5	390.9
Deferred income taxes and investment tax credits, net	439.5	220.1
Contributions and payments related to pension and OPEB plans	(23.5)	(109.3)
Equity income in transmission affiliate, net of distributions	(35.8)	(17.8)
Change in –
Accounts receivable and unbilled revenues	185.2	269.5
Materials, supplies, and inventories	33.8	(101.4)
Other current assets	88.5	75.6
Accounts payable	(94.7)	(55.9)
Other current liabilities	(92.9)	97.9
Other, net	(105.2)	(155.6)
Net cash provided by operating activities	1,721.9	1,074.4

Investing Activities
Capital expenditures	(1,000.1)	(791.8)
Business acquisition, net of cash acquired of $156.3	—	(1,329.9)
Capital contributions to transmission affiliate	(27.1)	(5.6)
Proceeds from the sale of assets and businesses	161.2	26.7
Withdrawal of restricted cash from Rabbi trust for qualifying payments	23.8	0.7
Other, net	0.6	4.0
Net cash used in investing activities	(841.6)	(2,095.9)

Financing Activities
Exercise of stock options	40.4	26.4
Purchase of common stock	(105.6)	(66.1)
Dividends paid on common stock	(468.6)	(310.9)
Issuance of long-term debt	200.0	1,650.0
Retirement of long-term debt	(253.5)	(27.1)
Change in short-term debt	(305.6)	(270.5)
Other, net	(12.2)	(20.0)
Net cash (used in) provided by financing activities	(905.1)	981.8

Net change in cash and cash equivalents	(24.8)	(39.7)
Cash and cash equivalents at beginning of period	49.8	61.9
Cash and cash equivalents at end of period	$25.0	$22.2